UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2009

MANPOWER INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 North Ironwood Road Milwaukee, Wisconsin	53217
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414)  961-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into Material Definitive Agreement

Adoption of Non-Employee Director Indemnification Agreement

In connection with the ratification of the appointment of Roberto Mendoza to serve as a Class III director of Manpower Inc. (the “Company”) at the Company’s Annual Meeting of Shareholders on April 28, 2009, Mr. Mendoza entered into an indemnification agreement with the Company in substantially the same form as the indemnification agreements entered into by the Company with each of the Company’s other outside directors.  The description of the indemnification agreement is contained in the Company’s Current Report on Form 8-K dated October 31, 2006 and is incorporated by reference herein.

Item 5.03.

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 28, 2009, the Board of Directors of the Company approved amendments to the Company’s By-Laws and the By-Laws were amended and restated to incorporate the amendments.  In summary, the amendments:

•

modify Sections 2.5 and 2.6 to require disclosure of any hedging, derivative or other complex transactions involving the Company’s common stock to which the shareholder proposing the business or nomination is a party; and

•

update and clarify Sections 2.14, 3.2, 3.5, 3.6 and 8.1.

The foregoing description of the amendments is qualified in its entirety by reference to the Amended and Restated By-Laws of the Company (as of April 28, 2009), filed herewith as Exhibit 3.1(a), and the copy marked to show the amendments, filed herewith as Exhibit 3.1(b), each of which is incorporated herein by reference.

Item 9.01

Finance Statements and Exhibits

(d)

Exhibits

Exhibit No.	Description

3.1(a)	Amended and Restated By-Laws of Manpower Inc. (as of April 28, 2009)

3.1(b)	Amended and Restated By-Laws of Manpower Inc. (as of April 28, 2009) (marked copy)

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2009	MANPOWER INC.

By: /s/ Kenneth C. Hunt
Kenneth C. Hunt
Senior Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1(a)	Amended and Restated By-Laws of Manpower Inc. (as of April 28, 2009)

3.1(b)	Amended and Restated By-Laws of Manpower Inc. (as of April 28, 2009) (marked copy)